                     ICL PATHWAY / ITHACA PURCHASE AGREEMENT
                       REF. NO. ITH001 - VERSION - FINAL 2

CONTENTS
1        DEFINITIONS
2        DURATION
3        AGREEMENT
4        QUALITY AND DESCRIPTION
5        DELIVERY, TITLE AND RISK
6        TIME FOR DELIVERY OF THE SUPPLIES
7        COMPUTER PROGRAMS
8        PRICES
9        PAYMENT TERMS
10       WARRANTY AND SUPPORT
11       PROJECT MANAGEMENT
12       CHANGE CONTROL
13       STATUTORY REQUIREMENTS
14       INTELLECTUAL PROPERTY RIGHTS
15       ASSIGNMENT
16       OTHER SUPPLIERS TO PATHWAY
17       INSOLVENCY OR LIQUIDATION
18       CONFIDENTIALITY
19       PROTECTION OF PERSONAL DATA
20       SUPPLIER'S PERSONNEL
21       LIABILITY AND INSURANCE
22       AUDIT
23       CANCELLATION/TERMINATION
24       SET-OFF
25       GUARANTEE
26       GENERAL

APPENDIX 1 SCHEDULES

SCHEDULE A SPECIFICATION OF SUPPLIES
           A1  SPECIFICATION
           A2  QUALITY
           A3 MODIFICATION OF SUPPLIES / CONFIGURATION MANAGEMENT A4 SPARE PARTS AND MAINTENANCE
           A5  REPAIRS/EXCHANGES
           A6  CONSUMABLES

SCHEDULE B PLACING OF ORDERS
           B1  DELIVERY REQUIREMENTS AND FORECASTS
           B2  ORDERS

SCHEDULE C DELIVERY OF SUPPLIES
           C1  DELIVERY REQUIREMENTS
           C2  PACKAGING AND DELIVERY REQUIREMENTS
           C3  CONTINUITY OF SUPPLY/STOCK LEVELS

SCHEDULE D PRICING TERMS
           D1  PRICING
           D2  PRICES

SCHEDULE E PROJECT MANAGEMENT

SCHEDULE F CHANGE CONTROL
         F1  SCOPE
         F2  PRINCIPLES
         F3  PROCEDURE


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    PATHWAY / ITHACA PURCHASE AGREEMENT - REF. NO. ITH001 - VERSION FINAL 2

This Purchase Agreement ("this Agreement") (ref no. ITH001) is made the 17th day of October 1996

between    ICL Pathway Limited ("Pathway")
of         1 High Street, Putney, London, SW15 1SW, England

and        Ithaca Peripherals Limited ("the Supplier")
of         Shaw Wood Business Park, Leger Way, Doncaster, England, DN2 5TB

and        Transact Technologies Incorporated ("the Guarantor")
of         7, Laser Lane, Wallingford, Connecticut 06492, USA.


WHEREAS Pathway has entered into a contract (hereinafter called "the Main Agreement") with the Department of Social Security (hereinafter "the DSS") and Post Office Counters Limited (hereinafter "POCL") to computerise and operate a computerised service in respect of the DSS's benefits payment system and POCL's counter infrastructure.

NOW IT IS HEREBY AGREED as follows:


1          DEFINITIONS

1.1 "Acceptance" shall be taken to have occurred when the relevant Acceptance Procedure defined in Schedule A Clause A1.2 has been successfully completed; "Accept" shall be construed accordingly.

1.2        NOT USED

1.3 "Change" means a change to this Agreement, or to an Order, or to the specification of any of the Supplies.

1.4 "Computer Program" means a computer program in machine readable object code.

1.5 "Confidential Information" means all information designated as such by either party in writing together with all other information which relates to the business, affairs, products, Supplies, developments, trade secrets, know-how, personnel, customers and suppliers of either party or the DSS or POCL, or information which may reasonably be regarded as the confidential information of the disclosing party or the DSS or POCL.

1.6 "Hardware" means any hardware to be supplied by the Supplier hereunder or under an Order, including:
           1.6.1      the physical media on which any Software is supplied; and
           1.6.2      any tangible object.

1.7 "New Version" means a new release of a Computer Program (except for enhancements, error correction, maintenance and emergency releases which are provided under maintenance) which adds to the Computer Program a significant new feature or function, or significant improvement in performance and for which the Supplier makes extra charges to its customers generally.

1.8 "Order" means an order placed by Pathway, in accordance with Schedule B, for the Supplies from the Supplier under the terms of this Agreement. "Order" constitutes a notification to deliver and does not constitute a separate contractual offer or acceptance.

1.9        NOT USED

1.10 "Service" means a service to be performed by the Supplier hereunder or under an Order.

1.11 "Software" means Computer Programs to be supplied by the Supplier hereunder or under an Order.

1.12 "Specification" means the specification of the Supplies set out and/or referred to in Schedule A.

1.13       NOT USED


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    PATHWAY / ITHACA PURCHASE AGREEMENT - REF. NO. ITH001 - VERSION FINAL 2


1.14 "Supplies" means the Hardware, Software, Services, articles or things to be supplied by the Supplier hereunder or under an Order; a "Supply" means a single item comprising one of the Supplies.

1.15 "Warranty Period" means a period of time lasting for the number of months shown against individual product types in Schedule D2, commencing for each Supply.

2          DURATION

2.1 This Agreement shall be effective from the date shown above and shall, subject to the rights of termination herein, continue in operation until 31st March 1999 and thereafter by mutual agreement.

3          AGREEMENT

3.1 The Supplier undertakes to supply Pathway and its authorised maintainer with the Supplies under the terms of this Agreement.

           This Agreement constitutes a legally binding and accepted order (subject to the rights of cancellation contained herein) for a minimum quantity of ****** of the Supplies, to be Ordered and delivered in accordance with the arrangements detailed in Schedule B.

           The Supplies shall only be delivered against Orders placed by Pathway defining what and when given quantities of the Supplies should be delivered. The Supplier shall comply with such Orders.

4          QUALITY AND DESCRIPTION

4.1        The Supplies shall

           (a) be of sound workmanship and conform as to quality, quantity, description and in all other respects with any samples and with the particulars stated in the Order and the Specification and any other document referred to in Schedule A; and

           (b) be new and of sound materials (this does not apply to Supplies that are either Software or Services, although does apply to the media that Software is supplied on, and to any documentation supplied with the Software and Services); and

           (c)        be provided with all due care and skill; and

           (d) be subject to Pathway's Quality Assurance procedures where Pathway's Specification so requires. The Supplier shall afford Pathway all such facilities as may be necessary to enable Pathway to implement those procedures, full details of which are appended hereto or will have been communicated to the Supplier before the Order is placed.

           In default Pathway may without liability at any time prior to acceptance reject and return all or any of the Supplies.

4.2 The Supplier shall be responsible for ensuring that the Supplies achieve Acceptance in accordance with Schedule A Clause A1.2.

5          DELIVERY, TITLE AND RISK

5.1 The Supplier shall at its own expense deliver the Supplies, suitably packed and marked with the relevant product name, code and serial number in the case of Hardware and Software, to or at the place specified in the Order or as may be agreed herein or subsequently. All packages must be marked with the Supplier's name, the delivery address as shown on the face of the Order or otherwise agreed, and the number of separate packages must be identified.

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PATHWAY / ITHACA PURCHASE AGREEMENT - REF. NO. ITH001 - VERSION FINAL 2


5.2 Title and property shall pass to Pathway on payment for the Supplies, but without prejudice to any pre-existing intellectual property rights of the Supplier. Risk shall pass to Pathway on delivery of the Supplies.

5.3 The Supplies shall be delivered in conformance with any other requirements stated in Schedule C which in the event of conflict shall take precedence over this Clause 5.

6          TIME FOR DELIVERY OF THE SUPPLIES

6.1 The Supplier shall deliver the Supplies at the time or times specified in any relevant Order or in this Agreement. The Supplies may not without Pathway's agreement be delivered earlier than the due delivery date or later than ************** after the due delivery date, otherwise Pathway may reject such earlier or later Delivered Supplies. Time for delivery, and keeping up with the roll-out programme under the Main Agreement, shall be of the essence.

6.2 If the Supplies or any part thereof are not so delivered Pathway shall be entitled to terminate the Order in respect of the Supplies not delivered and of any other Supplies already delivered which cannot be effectively and commercially used by reason of such non-delivery.

6.3 If any of the Supplies are delivered after the time specified for delivery in clause 6.1, Pathway reserves the right to charge the Supplier liquidated damages as follows:

           6.3.1      ********************************************************
                      ********* for each day of delay.

           Pathway and the Supplier acknowledge and confirm that the liquidated damages referred to in this Clause reflect a genuine pre-estimate of loss suffered by Pathway as a result of the Supplier's failure to deliver on time, and shall not be regarded as onerous or a penalty.

6.4 The time for delivery shall be extended by a reasonable period if delay is caused by act of God, refusal of licence (where the application has been timely and appropriately filed) or other governmental act, fire, explosion or by any other cause beyond the Supplier's reasonable control; for the avoidance of doubt, a delay caused by an industrial dispute between the Supplier and its own workforce, and a delay caused by a dispute between the Supplier and Pathway or a sub-contractor or supplier to the Supplier are deemed not to be beyond the Supplier's reasonable control. Should the Supplier experience any such cause then the Supplier shall promptly notify Pathway in writing of the cause and the likely duration of such delay. Pathway shall at its option be excused from accepting or paying for the Supplies for the duration of such cause. Pathway may cancel the Order or terminate this Agreement without liability in the event of more than **************** delay in delivery of the Supplies for any such cause and in such event the Supplier shall immediately repay to Pathway any sums paid by Pathway for any Supplies not retained by Pathway.

6.5 Where delivery is delayed by reason of delay in the granting of any necessary import or export licence then the provisions of Clause 13.7 shall apply.

7 COMPUTER PROGRAMS (This refers to the windows NT 4.0 driver software only)

7.1 Where the Supplies are or include Computer Programs then the Supplier hereby grants Pathway an irrevocable, non-exclusive right and licence, with authority to grant sub-licences directly or indirectly to Pathway's customers, to use and modify each copy of each such Computer Program supplied and to make such other copies as are reasonably necessary to support such licensed use.

7.2 Where new or revised levels of Software are prepared by the Supplier during the Warranty Period, or thereafter where Pathway has a support agreement for the Software with the Supplier, the Supplier will deliver free of charge any new or revised levels of the Software to Pathway together with any consequent amendments to the documentation for the Software.

7.3 If the Supplier releases a New Version of a Computer Program included within the Supplies then subject to the provisions of the Change control procedure defined in Schedule F the Supplier shall offer such New Version to Pathway under this Agreement upon timescales to be agreed. If the Supplier changes the list price of the New Version from that of the previously existing version then Pathway and the Supplier

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    PATHWAY / ITHACA PURCHASE AGREEMENT - REF. NO. ITH001 - VERSION FINAL 2

           shall negotiate in good faith to reach agreement on a charge to Pathway for the New Version, provided that the charge to Pathway for the New Version as a percentage of the list price for the New Version shall be no greater than the charge to Pathway as a percentage of the list price at the date of this Agreement for the existing version of the Computer Program.

8          PRICES

8.1 Pricing requirements and prices payable for the Supplies are set out in Schedule D.

9          PAYMENT TERMS

9.1 The Supplier shall submit sufficiently detailed invoices in respect of Supplies which will become due for payment by Pathway thirty (30) days from the date of delivery of Supplies. Invoices must be sent to Pathway two (2) working days before the scheduled date of delivery, at the address designated on the face of the Order (or at such other address as may be notified by Pathway) quoting the relevant Pathway Order number and the number of this Agreement. If Pathway fails to pay the Supplier by five (5) working days after the due date for payment, the Supplier reserves the right to make a charge of 1% per month on the outstanding balance (calculated on a daily basis) on Pathway. In addition should Pathway pay earlier than the 30 days, a credit shall be made on the next invoice/s as per the following :-

                      Payment by ************ days  ** reduction / unit

           as detailed in Schedule D clause D2.

9.2 After payment in full for the Supplies as required by clause 9.1, neither the Supplier nor any sub-contractor or supplier to the Supplier, nor any other person, shall have a lien on any Supplies owned by or leased to Pathway or the DSS or POCL for any sum due to the Supplier, sub-contractor or supplier to the Supplier or other person, and the Supplier shall take all reasonable steps to ensure that the title of Pathway, the DSS or POCL as appropriate and the exclusion of any such lien are brought to the notice of all sub-contractors, suppliers and other persons dealing with such Supplies.

10         WARRANTY AND SUPPORT

10.1 If within the Warranty Period, or within a reasonable time after the Warranty Period, Pathway gives notice in writing to the Supplier of any defect in the Supplies which has arisen during the Warranty Period under proper use, or any other non-conformance of the Supplies with any applicable Order or this Agreement, then the Supplier shall with all possible speed, repair or replace the Supplies so as to remedy the defect or non-conformance without cost (including transportation) to Pathway. Where the Supplier fails to provide such remedy, Pathway shall be entitled to remedy or have remedied the defect or non-conformance at the cost of the Supplier. Warranties do not apply where Pathway or its customer do not use the Supplies in accordance with user instructions nor where they are altered or modified without the prior written consent of the Supplier.

10.2 If during the Warranty Period the Supplies are found to be defective or not to conform as aforesaid, and if the Supplier is unable to correct a defect or conform the Supplies within a reasonable period of time, Pathway may alternatively and without liability cancel the Order or the requirement for the relevant part of the Supplies and reject any or all such defective or non-conforming Supplies and also any other Supplies already delivered and the Supplier shall thereupon repay any sums already paid by Pathway in respect of the Supplies so rejected or not then delivered.

10.3 Without prejudice to Pathway's rights under Clauses 10.1 and 10.2 hereof, if during the Warranty Period ************************ expiry, there should develop an epidemic of defects or non-conformances, the Supplier agrees to study and review such failures or non-conformances with Pathway and to indicate steps or recommendations which, in the Supplier's reasonable judgement would remedy the same. Subject to mutual agreement on a plan of action, the Supplier shall at its own cost effect the remedy of the defects and non-conformances of the Supplies. Where the Supplier fails to provide such remedy, Pathway shall be entitled to remedy or have remedied the defect or non-conformance at the cost of the Supplier. Pathway will be entitled to reject any further deliveries of the Supplies until the source of the defects and non-conformances has been cured. For the purposes of this clause 10.3 "epidemic" means an

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           occurrence of a particular defect or a failure to meet the written
           Specification of more than ** of the field population of Supplies at any time (and which in the case of a defect is caused by or results from the design or manufacture of the Supplies).

11         PROJECT MANAGEMENT

11.1 Schedule E defines the minimum project management and reporting requirements for the performance of the Supplier's obligations under this Agreement.

12         CHANGE CONTROL

12.1 In the event that either party wishes to propose a Change or modification, or Pathway fails to fulfil an obligation hereunder, the provisions of Schedule A Clause A3 and Schedule F shall apply, as detailed in Clauses 12.2 and 12.3.

12.2 Modifications to the Supplies which affect the form, fit, function, safety, spare parts stock-holding or the Modification State (as defined in Schedule A Clause A3.1) of the Supplies shall be governed by Schedule A Clause A3 and Schedule F.

12.3 Proposed Changes, and cases of Pathway failing to fulfil an obligation hereunder, shall be governed by Schedule F but not Schedule A Clause A3.

13         STATUTORY REQUIREMENTS

13.1       The Supplier warrants that the Supplies:

           (a) Comply with all relevant statutory requirements and with any relevant standards for the time being laid down by the International Standards Organisation. In particular and not by way of limitation, the Supplier and the Supplies shall respectively comply with and conform to the requirements of all relevant health and safety legislation including without limitation the Health and Safety at Work Act 1974 and any additions or amendments thereto.

           (b) Conform to the essential protection and conformity assessment requirements of the Electromagnetic Compatibility Regulations 1992 and any additions or amendments thereto, including the affixing of CE marking and the issuing of an EC declaration of conformity. The Supplier shall, upon request, provide Pathway with evidence of EC declaration of conformity.

           The Supplier shall ensure that the Supplies used properly in accordance with the Supplier's instructions will not present a health or safety risk, and that Supplies that are potentially dangerous or unsafe are delivered only in suitable protective packing or containers and that the external surfaces of such packing and/or containers are clearly labelled so as to indicate any hazards to health and safety involved in handling and using the Supplies and as to the method of safe handling of the Supplies.

           The Supplier hereby agrees to indemnify Pathway against all proceedings, costs, expenses, liabilities, injury, death, loss or damage incurred by Pathway if the Supplier is in breach of its warranties or commitments under this Clause 13.1.

13.2 A copy of any information relating to the safety aspects or to the proper use of the Supplies should be sent to Pathway under separate cover, quoting the reference number of this Agreement.

13.3 The Supplier shall be responsible for ensuring that any of its employees or other persons performing this Agreement or carrying out an Order who enter Pathway's premises or pursuant to this Agreement the premises of any other supplier or customer of Pathway are suitably clothed and issued with correct and safe protective equipment, that they are duly warned of hazards which they may encounter on the relevant premises and that they adhere to all health and safety rules and regulations which are applicable from time to time.

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13.4       The Supplier shall not unlawfully discriminate within the meaning and scope of any law, enactment, order, regulation or other similar instrument relating to discrimination (whether in relation to race, gender, religion or otherwise) in employment.

13.5 The Supplier shall take all reasonable steps to ensure the observance of the provisions of Clause 13.4 by all servants, employees, agents and consultants of the Supplier and all sub-contractors and suppliers to the Supplier.

13.6 The Supplier shall be responsible for obtaining any import or export licence or government consents which may be necessary for delivery of the Supplies, including but not limited to those required by the UK Export of Goods (Control) Order and the USA Export Administration Regulations.

13.7 If the delivery of the Supplies is delayed by reason of delay in the granting of any necessary import or export licence (where the application has been timely and appropriately filed), the delivery date for the Supplies shall be extended for such period as may be reasonable in all the circumstances and the parties shall consult in order to establish such extension.

13.8 If application for a necessary import or export licence has been finally rejected, following the taking of all reasonable steps by way of representations or appeals, the requirement for the relevant part of the Supplies or the Order for the Supplies concerned may be cancelled without liability, by either party giving written notice to the other party.

13.9 The Supplier must inform Pathway immediately of the licensing details of any Supplies which are subject to any export controls including but not limited to those of the UK Export of Goods (Control) Order and the USA Export Administration Regulations (including where appropriate the Export Control Commodity Number, Munition List entry etc.). The Supplier will indemnify Pathway against all losses and expenses incurred by Pathway as a result of the Supplier's failure to inform Pathway as aforesaid.

14         INTELLECTUAL PROPERTY RIGHTS

14.1 The Supplier shall fully indemnify Pathway and its customers against all liabilities, losses, costs and expenses including, but not limited to legal fees, arising from any infringement, or alleged infringement, of any patent, copyright, design, trade mark, trade name or other intellectual property right of any third party by the possession, use, performance, sale, sub-licensing or other exploitation of the Supplies.

           In the event of any such infringement the Supplier shall promptly either procure the right for Pathway and its customers to carry on possessing, using, selling, sub-licensing or otherwise exploiting the Supplies, or shall modify or replace the Supplies (at no cost or inconvenience to Pathway or its customers) by alternative products or services that are agreed by Pathway and that have at least equal performance and functionality to the infringing Supplies.

15         ASSIGNMENT

15.1 Subject to Clause 15.2, neither this Agreement nor any Order shall be assignable by either party without the written consent of the other except that Pathway may assign this Agreement or any Order to any company controlled directly or indirectly by ICL Pathway Limited or its direct or ultimate parent company or to any person, firm or corporation that may purchase or take an assignment of the business relating to the Supplies or any of them, always provided such purchaser or assignee shall assume the obligations of Pathway hereunder.

15.2 In the event that the Main Agreement expires or is terminated, then this Agreement, and all Orders, and any equipment rental or lease agreements which are entered into by Pathway and the Supplier pursuant to this Agreement, and any licences of intellectual property rights granted to Pathway, and all other (non-employment) contracts between Pathway and the Supplier which are necessary to the performance of this Agreement, are assignable by Pathway to the DSS or POCL or a third party selected by the DSS or POCL to replace Pathway and perform substantially the same functions as Pathway under the Main Agreement or a replacement thereof.

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           Furthermore in the event of expiry or termination of the Main
           Agreement, Pathway may at no cost to itself, the DSS, POCL or the said third party release to the DSS or POCL or the said third party a copy of all Software and all other software, data, tools, utilities, documentation and anything else necessary to provide the Services. Such items shall be subject to any applicable licence terms, provided that such terms shall not detract from the DSS's or POCL's or the said third party's ability to perform such substantially the same functions.

16         OTHER SUPPLIERS TO PATHWAY

16.1 The Supplier acknowledges that a variety of suppliers will be supplying goods and services to Pathway pursuant to the Main Agreement, and that Pathway will need to integrate such goods and services with the Supplies in order to fulfil the terms of the Main Agreement. Such integration may be done directly by Pathway or at Pathway's discretion by one or more third parties, or both. Additionally Pathway may engage other suppliers for other aspects of fulfilling the terms of the Main Agreement.

16.2 The Supplier shall fully and free of charge co-operate and liaise with Pathway and with all other relevant suppliers to Pathway in order to achieve the satisfactory working and performance pursuant to the Main Agreement of the Supplies and to assist such other suppliers to Pathway to achieve the satisfactory working and performance pursuant to the Main Agreement of the products and services that they are supplying. Such co-operation and liaison shall include the provision of direct access by Pathway and its suppliers to the Supplier's technical staff.

           In the event that such satisfactory working and performance requires a Change, the provisions of Schedule F shall apply.

17         INSOLVENCY OR LIQUIDATION

17.1 If either party becomes insolvent or goes into liquidation or passes a resolution for its winding-up (other than solely for the purpose of amalgamation or reconstruction) or if a receiver, manager or administrator is appointed in respect of the whole or any part of either party's business then the other party may without liability cancel this Agreement or any Order summarily by notice in writing to the other and all Supplies and other items at either party's premises which are owned by the other party or have been paid for by the other party shall be returned promptly to that other party and that other party may enter any premises to recover and remove such Supplies and other items.

18         CONFIDENTIALITY

18.1 All specifications, patterns, drawings and information supplied by, or at the expense of, either party shall remain the supplying party's property and shall be returned in good order and condition on request or on termination or expiry or completion of this Agreement or the relevant Order and shall not be copied or used for any purpose other than as allowed under this Agreement or the Order.

18.2 Each party hereto undertakes not to disclose Confidential Information obtained from the other unless it is in the public domain or, as evidenced by its written records, is either already in the party's possession without restriction in relation to disclosure prior to disclosure by the other party, or is received from a third party who lawfully acquired it and who is under no obligation restricting its disclosure, or is subsequently independently developed by it by persons having no access to the Confidential Information of the other party provided that Pathway may make such disclosure if it is reasonably required in connection with the maintenance, operation, supply, potential supply, performance or potential performance of the Supplies to its customers.

18.3 The Supplier undertakes not to release any public statements mentioning Pathway or quoting the opinion of any of its employees regarding Pathway, this Agreement, the Main Agreement, the DSS, POCL or any of Pathway's other suppliers or sub-contractors without the prior written approval of Pathway.

18.4 Supplier and Pathway agree that the existence and terms of this Agreement are Confidential Information. Supplier further agrees not to make any public announcements regarding this Agreement, it being understood that if the Supplier is advised by counsel that it is required by law or the rules of any stock

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           exchange to make such announcements it will immediately contact and consult with Pathway regarding the form and substance of such announcement prior thereto.

18.5 Each of the Supplier and Pathway shall ensure the observance of the provisions of Clause 18.4 by all its servants, employees, agents, consultants, sub-contractors and suppliers.

18.6 The Supplier shall have no right to use the brand or logo of any Post Office Group member, or of any part of the DSS, or of the DSS and POCL jointly, or of Pathway, without Pathway's prior written consent. The Supplier shall do nothing to injure such logos and brands or the reputation of POCL or the DSS or Pathway and, if it uses such brands and logos, shall take all reasonable steps to enable the DSS and POCL to protect such logos and brands and the reputation of Pathway, POCL and the DSS and Pathway but in no event less than the steps it would take in relation to its own logos, brands and reputation.

18.7 This Clause 18 shall not preclude Pathway from referring to the Supplies in advertising literature and elsewhere as Pathway's products or part thereof.

18.8 This Clause 18 shall not preclude any disclosure concerning this Agreement or any Orders hereunder which is required by applicable law, governmental rule or regulation, or judicial order or process or which either party considers necessary under applicable competition laws provided that prior written notice thereof is given to the other party.

19         PROTECTION OF PERSONAL DATA

19.1       The Supplier's attention is hereby drawn to the Data Protection Act
           1984.

19.2 Both parties warrant that they will duly observe all their obligations under the Data Protection Act which arise in connection with this Agreement.

19.3 Section 123 of the Social Security Administration Act 1992 shall apply to this Agreement. It is an offence for any person to disclose any information obtained while carrying out administrative work where that information relates to a particular person. Both parties warrant that they will duly observe all their obligations under the Social Security Administration Act 1992 which arise in connection with this Agreement.

20         SUPPLIER'S PERSONNEL

20.1 The Supplier hereby acknowledges and accepts that both the DSS and POCL reserve the right to refuse to admit:
           (a) (in the DSS's case) to any premises occupied by or on behalf of the Crown (which terms shall in this clause include all persons employed or engaged by the Crown and all persons providing services to the Crown); or
           (b) (in POCL's case) to any premises occupied by or on behalf of any member of the Post Office Group or to any post office any person employed or engaged by the Supplier, or by a sub-contractor or supplier to the Supplier, whose admission would be, in the reasonable opinion of either the DSS or POCL as appropriate, undesirable.

20.2 If and when directed by Pathway, the Supplier shall provide a list of the names and addresses of all persons who it is expected may require admission in connection with the performance of this Agreement to any premises occupied by or on behalf of the Crown or by or on behalf of any member of the Post Office Group or to any post office (as appropriate), specifying the capacities in which they are concerned with this Agreement and giving such other particulars as Pathway may reasonably require. The Supplier shall comply with any reasonable directions issued by the designated representative of the DSS, POCL or Pathway as to which persons may be admitted to such premises and at what times.

20.3 If and when directed by Pathway, the Supplier shall secure that any person employed or engaged by the Supplier or by a sub-contractor or supplier to the Supplier, who is specified in the direction or is one of a class of persons who may be so specified, shall sign a statement that he understands that the Official

October 1996                 COMMERCIAL IN CONFIDENCE              page 9 of 36

PATHWAY / ITHACA PURCHASE AGREEMENT - REF. NO. ITH001 - VERSION FINAL 2

           Secrets Acts 1911 to 1989 apply to him both during the term of and after the expiry or termination of this Agreement.

20.4 The Supplier's representatives, engaged within the boundaries of a Crown or Post Office Group establishment or post office, shall comply with such rules, regulations and requirements (including those relating to security arrangements) as may be in force from time to time for the conduct of personnel when at that establishment or post office and when outside that establishment or post office.

20.5       NOT USED

20.6 The decision of the DSS or POCL as appropriate as to whether any person is to be refused admission to any premises occupied by or on behalf of the Crown or the Post Office Group or to a post office (as appropriate) shall be final and conclusive.

20.7 The Supplier hereby acknowledges and accepts that the DSS or POCL as appropriate will be responsible for maintaining in accordance with its standard security requirements the security of any land or premises (including temporary buildings) made available to Pathway or the Supplier by the DSS or POCL as appropriate. The Supplier shall comply with all reasonable security requirements of the DSS or POCL as appropriate while on the premises, and shall procure that all of its employees, agents, sub-contractors and suppliers shall likewise comply with such requirements. Pathway shall provide the Supplier upon request copies of the DSS's and POCL's written security procedures and shall use reasonable endeavours to procure from the DSS and POCL upon request an opportunity to inspect the DSS's and POCL's security arrangements.

21         LIABILITY AND INSURANCE

21.1 If this Agreement or an Order requires that the Supplier sends its employees to Pathway's premises or the premises of any other supplier or customer of Pathway for any purpose in connection with this Agreement or the Order then, notwithstanding any degree of technical supervision exercised by Pathway or the relevant supplier or customer or any instructions issued by Pathway or the relevant supplier or customer, such employees will remain the Supplier's employees alone. Accordingly, it is an express condition that the Supplier effects and maintains in force for the benefit of Pathway, Pathway's customers and itself full employer's liability insurance in respect of such employees. The Supplier will provide Pathway with written evidence of such insurance at any time on request and will notify Pathway in writing of any change in this insurance.

21.2 The Supplier shall indemnify Pathway against liability resulting from any claim or action in respect of death, illness or bodily injury to any person caused by or arising out of the Supplies or work performed by the Supplier, its employees, agents or sub-contractors under this Agreement or an Order and the Supplier shall further indemnify Pathway against any loss of or damage to property caused by the Supplies or by the act or default of the Supplier or such employees, agents or sub-contractors. No death illness or bodily injury to any person and no loss of or damage to property shall be deemed to be "caused by the Supplies" if the supplies involved have been modified, altered, other than by prior written agreement of the Supplier, or improperly maintained or subjected to improper use since their delivery by the Supplier.

21.3 The maximum liability of the Supplier for any one event or series of connected events relating to this Agreement shall be four (4) million pounds sterling, except in relation to death or personal injury, where the maximum liability shall be unlimited.

21.4 The Supplier shall in respect of its liabilities arising out of or associated with this Agreement and each Order and the provision of Supplies thereunder maintain the following insurance cover with reputable insurers acceptable to Pathway:

           (a) public liability insurance of at least five (5) million pounds sterling per occurrence;

           (b) product liability insurance of at least five (5) million pounds sterling per occurrence;

           (c) financial loss insurance of at least one (1) million pounds sterling per occurrence.

October 1996                 COMMERCIAL IN CONFIDENCE             page 10 of 36

PATHWAY / ITHACA PURCHASE AGREEMENT - REF. NO. ITH001 - VERSION FINAL 2

           The Supplier shall provide Pathway with written evidence of the existence of such insurance at any time on request, and shall notify Pathway in writing of any change in this insurance.

21.5 The Supplier's personnel shall at all times when on Pathway's premises or pursuant to this Agreement on the premises of any other supplier or customer of Pathway carry an identity pass supplied by the Supplier and approved by Pathway.

21.6 All risk of loss of or damage to any property of the Supplier or of the Supplier's personnel while at Pathway's premises or pursuant to this Agreement at the premises of any other supplier or customer of Pathway for any reason whatsoever shall be and remain the sole risk and responsibility of the Supplier which shall indemnify Pathway against all liability in respect of all such loss or damage except where loss is caused by Pathway's own negligence.

22         AUDIT

22.1 The Supplier shall keep or cause to be kept full and accurate records ("the Records") of all Supplies supplied.

22.2 The Supplier shall grant or procure the grant to Pathway, the DSS, POCL, any statutory or regulatory auditors of the DSS and POCL and their respective authorised agents the right of reasonable access to the Records and shall provide all reasonable assistance at all times during the currency of the Main Agreement and for six (6) years after the creation of the relevant Records for the purposes of carrying out an audit of the Supplier's compliance with this Agreement and Pathway's compliance with the Main Agreement, including all activities, charges, prices, performance, security and integrity in connection therewith. Each party shall bear its own expenses incurred pursuant to this clause. On termination of this Agreement, the Supplier shall within a reasonable period to be agreed by the parties transfer a complete copy of the Records to Pathway. The Supplier shall thereafter be relieved from any further liabilities under this clause in relation to such Records. Pathway may subsequently, on expiry of the Main Agreement, transfer the Records to the DSS or POCL or a third party selected by the DSS or POCL to replace Pathway and perform substantially the same functions as Pathway under the Main Agreement or a replacement thereof.

22.3 Without prejudice to the foregoing, in the event of an investigation into suspected fraudulent activity or other impropriety by Pathway, the Supplier or any third party, Pathway (save where Pathway is allegedly party to the suspected fraudulent activity or other impropriety) the DSS and POCL reserve for themselves, any statutory or regulatory auditors of the DSS and POCL and their respective authorised agents or (in the case of DSS) any Crown Body the right of access to the Records after being given reasonably sufficient notice described in Clauses 22.1 and 22.2 above and the Supplier agrees to render all reasonably necessary assistance to the conduct of such investigation at all times during the currency of the Main Agreement or at any time thereafter. Supplier shall be re-imbursed for any of its incremental costs associated with an investigation into suspected fraudulent activity or impropriety of a party other than the Supplier.

22.4 Whenever the DSS requires it, and for the purposes of enabling DSS's accounting officer to meet his obligations under the Exchequer and Audit Departments Act 1866, the Supplier:

           22.4.1 shall disclose to the DSS to the extent known and available to the Supplier whatever information the DSS requires concerning the prices the DSS has paid or may have to pay under the Main Agreement; and

           22.4.2 shall produce whatever evidence is in possession of the Supplier in support of the information provided under Clause 22.4.1 above.

           For the avoidance of doubt, such information shall not include information concerning the prices paid by Pathway to the Supplier under this Agreement.

22.5 In connection with this Agreement, the Supplier must not enter into any other contract or agreement with any person solely in connection with this agreement, unless that contract or agreement contains a

October 1996                 COMMERCIAL IN CONFIDENCE             page 11 of 36

PATHWAY / ITHACA PURCHASE AGREEMENT - REF. NO. ITH001 - VERSION FINAL 2

           provision equivalent to Clause 22.4.1 allowing the DSS to obtain price information and evidence from that person. This Clause 22.5 does not apply if the Supplier has entered into a contract or agreement following a competitive tendering exercise in which the Supplier accepted the tender with the lowest price.

22.6 The Supplier is hereby informed that the DSS must use information provided under Clauses 22.4 and 22.5 for the purposes of the Exchequer and Audit Departments Act 1866 and for no other purpose.

22.7 The Supplier shall provide Pathway at no additional cost with copies of its annual and interim audited accounts within fourteen (14) days of such accounts having been lodged at Companies House or its local equivalent to Companies House.

22.8 Without in any way limiting the application of the other clauses of this Agreement, the Supplier acknowledges that for the purpose of examining and certifying the DSS's accounts or for examining (pursuant to Section 6(1) of the National Audit Act 1983) the economy, efficiency and effectiveness with which the DSS has used its resources, the Comptroller and Auditor General may examine such documents as he may reasonably require which are owned, held or are otherwise within the control of the Supplier and may require the Supplier to produce such oral and written explanations as he considers necessary.

22.9 The Supplier shall use reasonable endeavours to ensure that the terms of its contracts with its sub-contractors and suppliers require the sub-contractors and suppliers to permit examination by, and provide explanation to, the Comptroller and Auditor General in the manner described in Clause 22.8.

22.10 All information obtained by Pathway, the DSS or POCL pursuant to this clause shall be treated as Confidential Information.

23         CANCELLATION/TERMINATION

23.1       NOT USED

           (a) Where there has been no breach of contract or default by the Supplier, in the event that the DSS or POCL terminates all or part of the main agreement or all or part of Pathway's obligations thereunder by giving Pathway not less than twelve
                  (12) months' notice cancel any Order (or part thereof) or any outstanding Supplies (or part thereof), or terminate this Agreement, or both.

           (b) Additionally where there has been no breach of contract or default by the Supplier, Pathway may by giving immediate notice cancel any Order (or part thereof) or any outstanding Supplies (or part thereof), or terminate this Agreement, or both, in either of the following events:

                  (i) that the DSS or POCL terminates all or part of the Main Agreement or all or part of Pathway's obligations thereunder for breach of contract or default by Pathway;

                  (ii) that Pathway, the DSS or POCL terminates the Main
                       Agreement, or the Main Agreement lapses, as a result of failure of Pathway and the DSS and POCL to reach agreement on those schedules to the Main Agreement that were still to be agreed when the Main Agreement was signed by Pathway, the DSS and POCL.

           (c)        NOT USED

           (d) A notice given to the Supplier by Pathway pursuant to Clause 23.2(a) or 23.2(b) or 23.2(c) is hereinafter referred to as a "Cancellation/Termination Notice".

           23.2.1 In the event of a Cancellation/Termination Notice being given by Pathway, the Supplier shall take all reasonable steps to the extent practicable :

                  (a)  cancel all capital and recurring cost commitments;

                  (b)  arrange more favourable financing terms;

                  (c) terminate all contracts with sub-contractors and suppliers on the best possible terms;

                  (d) reduce labour costs by the redeployment or release of staff; and

October 1996                 COMMERCIAL IN CONFIDENCE             page 12 of 36

PATHWAY / ITHACA PURCHASE AGREEMENT - REF. NO. ITH001 - VERSION FINAL 2

                  (e) redeploy hardware, software and other resources used for the provision of the Supplies.

           23.2.2 In the event of a Cancellation/Termination Notice being given by Pathway the Supplier shall within one month (or longer where agreed in writing by Pathway and the Supplier) after the date of the notice provide Pathway with a statement showing the sum of:

                  ********************************************************
                       ******************************************************
                       ********************************************

                  *************************************************************
                       ********************************************************
                       ****************

                  **************************************************************
                       *************************

                  ********************************************************
                       *******************************************************
                       ********************************************************
                       *******************************************************
                       *************************************************

                      ********************************************************
                      ********************************************************
                      *********************************************************
                      ********************************************************
                      *************************************************
                      ***************************

                      Pathway shall have the right to audit the Supplier's internal records and information (confidential or otherwise) in order to verify the statement. In the event of a dispute regarding such statement, Pathway and the Supplier shall use an independent arbitration process.

           23.2.3 In the event of a Cancellation/Termination Notice being given by Pathway, Pathway shall within thirty (30) days after receipt of a termination sum from the DSS and POCL (if any), or within thirty (30) days after the effective date of termination of this Agreement or Order (whichever occurs later) pay the Supplier a sum equal to the net present value of the cost profile shown on any statement submitted by the Supplier pursuant to Clause 23.2.2 within the period prescribed by Clause 23.2.2 ("the prescribed period") for submission of such statement. Pathway will be under no obligation to pay the Supplier in respect of any statement submitted after the prescribed period, or in respect of any costs not contained in a statement submitted during the prescribed period.

                  The annual effective discount rate to be used for calculating the net present value shall be five (5) per cent over the Barclays Bank Base Rate in force at the time Pathway makes the payment.

                  Upon receipt by the Supplier of the aforementioned net present value Pathway will have no further liability to the Supplier.

           23.2.4 Pathway shall not in any event be liable to pay under the provisions of Clause 23.2.3 any sum which, when taken together with any sums paid or due or becoming due to the Supplier under this Agreement, shall exceed the total net present value (calculated using the rate referred to in Clause 23.2.3) of the sums due to the Supplier had the Supplier supplied ****** ** the Supplies.

           23.2.5 NOT USED.

23.3 Pathway may also forthwith by notice in writing to the Supplier cancel any Order or part thereof or the requirement for the relevant part of the Supplies and/or terminate this Agreement if the Supplier is in material breach of this Agreement or any Order and fails to remedy such breach within thirty (30) days of Pathway's written demand.

October 1996                 COMMERCIAL IN CONFIDENCE             page 13 of 36


                      [* Confidential Treatment Requested]

PATHWAY / ITHACA PURCHASE AGREEMENT - REF. NO. ITH001 - VERSION FINAL 2

23.4 Pathway reserves the right to immediately terminate this Agreement without further liability to the Supplier in the event of the following occurrence:

                      the Supplier becomes affiliated through acquisition or otherwise to any company or organisation whose controlling interest is regarded by Pathway to be hostile or otherwise against Pathway's technical, commercial or trading interests.

           Pathway will not exercise its rights under Clause 23.4 where Supplier has notified Pathway in advance of the proposed acquisition or change of control, and Pathway has agreed to it in writing, and the acquisition or change of control takes place as proposed.

23.5 Notwithstanding anything contained in this Agreement the following obligations will survive termination of this Agreement:

           (a) The obligations of the parties under Clause 10 "Warranty and Support", Clause 14 "Intellectual Property Rights", Clause 18 "Confidentiality", Clause 19 "Protection of Personal Data", Clause 21 "Liability and Insurance", Clause 22 "Audit" and Clause 23 "Cancellation/ Termination";

           (b) All other rights and/or obligations under this Agreement which are expressed to apply after termination or which are by necessary implication to apply after termination.

24         SET-OFF

24.1 If at any time any sum of money becomes recoverable by or due to Pathway from the Supplier under or in connection with this Agreement (including Orders placed hereunder) or any breach thereof by the Supplier or under or in connection with any other agreement (whether of sale or purchase or on any other account) between Pathway and the Supplier, Pathway shall be entitled, without prejudice to any other rights or remedies of Pathway by law, subject to mutual agreement between Pathway and Supplier to deduct such sum from any amount then due, or which may at any time thereafter become due, to the Supplier under this Agreement (including Orders placed hereunder) or under any other agreement between Pathway and the Supplier.

25         GUARANTEE

           The Guarantor gives its guarantee and undertakes that, if the Supplier fails to fully and punctually perform all its obligations under this Agreement, or commits any breach of its obligations under this Agreement which is not remedied in accordance herewith, upon written demand by Pathway the Guarantor will:

           (a) provide all resources and facilities necessary to fulfil the Supplier's obligations under this Agreement; and

           (b) reimburse to Pathway any amounts paid under this Agreement which the Supplier is not entitled hereunder to retain; and

           (c) indemnify Pathway against all losses, damages, cost and expenses (including court costs and legal fees on a solicitor and own client basis) which Pathway may incur due to all and any such failures or breaches.

           This Guarantee shall be a continuing security and accordingly it shall not be discharged by any partial performance of this Agreement and shall extend to cover the unperformed part of the obligations of the Supplier under this Agreement.

           Pathway shall not be obliged before taking steps to enforce this Guarantee against the Guarantor to obtain judgement against the Supplier or the Guarantor or any third party in any court, or to make or file any claim in a bankruptcy or liquidation of the Supplier or any third party, or to take any action whatsoever against the Supplier or any third party other than serving a written demand upon the Guarantor as stated above.

October 1996                 COMMERCIAL IN CONFIDENCE             page 14 of 36

PATHWAY / ITHACA PURCHASE AGREEMENT - REF. NO. ITH001 - VERSION FINAL 2

26         GENERAL

26.1 This Agreement constitutes and expresses the entire agreement between the parties relating to the subject matter hereof. The provisions of this Agreement apply to the exclusion of any other standard terms and conditions of Pathway or of the Supplier.

26.2 This Agreement shall in all respects be deemed to be made under, and interpreted in accordance with, English law, and the parties hereby submit to the non-exclusive jurisdiction of the English courts.

26.3 No provision hereof shall be deemed waived and no breach or default excused unless such waiver or excuse is in writing signed by the party issuing it.

26.4 This Agreement may not be varied or amended in any way except in writing signed on behalf of Pathway and the Supplier.

26.5 The rights and remedies of Pathway under this Agreement are cumulative and without prejudice and in addition to any rights or remedies which it may have at law or in equity.

26.6 The headings in this document are inserted for convenience only and shall not constitute a part of or be referred to in its interpretation.



Signed for and on behalf of:           Signed for and on behalf of:
SUPPLIER                               GUARANTOR




Signed:     .........................  Signed:  ...............................



Name:       .........................  Name:    ...............................



Position:   .........................  Position:...............................



Date:       .........................  Date:  .................................



Signed for and on behalf of:
ICL PATHWAY LIMITED


Signed:     .........................



Name:       .........................

October 1996                 COMMERCIAL IN CONFIDENCE             page 15 of 36

PATHWAY / ITHACA PURCHASE AGREEMENT - REF. NO. ITH001 - VERSION FINAL 2

Position:   .........................



Date:       .........................

October 1996                 COMMERCIAL IN CONFIDENCE             page 16 of 36

     PATHWAY / ITHACA PURCHASE AGREEMENT - REF. NO. ITH001 - VERSION FINAL 2

                             APPENDIX 1 - SCHEDULES

                              CONTENTS OF SCHEDULES

SCHEDULE A SPECIFICATION OF SUPPLIES
           A1         SPECIFICATION
                      A1.1       Specification
                      A1.2       Acceptance Procedure
                      A1.3       Equipment Documentation
                      A1.4       Development And Technical Support

           A2         QUALITY
                      A2.1      Quality Assurance
                      A2.2      Risks
                      A2.3      Reliability

           A3         MODIFICATION OF SUPPLIES / CONFIGURATION MANAGEMENT
                      A3.1      Modification State
                      A3.2      Modifications Procedure

           A4         SPARE PARTS AND MAINTENANCE
                      A4.1      Spare Parts List
                      A4.2      Spare Parts And Tools Availability
                      A4.3      Spares Kits
                      A4.4      Maintenance

           A5        REPAIRS/EXCHANGES

           A6        CONSUMABLES

SCHEDULE B PLACING OF ORDERS
           B1        DELIVERY REQUIREMENTS AND FORECASTS
           B2        ORDERS

SCHEDULE C DELIVERY OF SUPPLIES
           C1        DELIVERY REQUIREMENTS
                     C1.1       Trade Terms
                     C1.2       Delivery Instructions

           C2        PACKAGING AND DELIVERY REQUIREMENTS

           C3        CONTINUITY OF SUPPLY/STOCK LEVELS

SCHEDULE D PRICING TERMS
           D1        PRICING

           D2        PRICES

SCHEDULE E PROJECT MANAGEMENT

SCHEDULE F CHANGE CONTROL
           F1        SCOPE

           F2        PRINCIPLES

           F3        PROCEDURE

October 1996                 COMMERCIAL IN CONFIDENCE             page 17 of 36

PATHWAY / ITHACA PURCHASE AGREEMENT - REF. NO. ITH001 - VERSION FINAL 2

                     SCHEDULE A - SPECIFICATION OF SUPPLIES

A1.1       SPECIFICATION

TYPE

                             9-pin dot matrix, impact type. Bi-
                             directional, unidirectional, logic
                             seeking
--------------------------------------------------------------------------------
PRINTING SPEED
  8 CPI (22 Char/Line)        250 cps
  10 CPI (28 Char/Line)       270 cps
  15 CPI (42 Char/Line)       300 cps
  receipt feed speed          127 mm/sec.
  Form feed speed             101.6 mm/sec.
--------------------------------------------------------------------------------
RESOLUTION (H X V)
  Letter                     17 x 17
  Utility                    9 x 7
  High speed draft           7 x 7
  Graphics (single)          60 x 72 dpi
                   (Double)  120 x 72 dpi
                   (Quad)    240 x 72 dpi
--------------------------------------------------------------------------------
RECEIPT PAPER
  Width                       82.5 mm.
  Diameter                    88.9 mm.
  Paper thickness             up to .0089 mm
--------------------------------------------------------------------------------
INTERFACES
                              Centronics Parallel / IEE1284
                              or RS-232C
--------------------------------------------------------------------------------
MEMORY
                              1 line, 256 byte to 6144 byte
                              input buffer (user selectable)
--------------------------------------------------------------------------------
PRINT LINE
                              22 characters at 8 cpi
                              28 characters at 10 cpi
                              32 characters at 12 cpi
                              42 characters at 15 cpi
                              48 characters at 17.1 cpi
                              56 characters at 20 cpi
                              66 characters at 24 cpi
--------------------------------------------------------------------------------
RESIDENT FONTS
                             Draft, Utility, NLQ Courier, NLQ
                             Sans Serif
                             Barcodes: Code 39, UPC-A, UPC-E,
                             EAN8, EAN13, Interleaved 2 of 5, Code
                             128
--------------------------------------------------------------------------------
CHARACTER SETS
                            IBM character sets 1 and 2(code pages 437, 850, 860, 863, 865, 866)
                            National character sets: American,
                            French, German, British, Danish 1/2,
                            Swedish, Italian, Spanish 1/2, Japanese,
                            Norwegian, Latin American, French
                            Canadian,  Dutch, and Publisher
--------------------------------------------------------------------------------
EMULATIONS
                              IBM
                              Epson ESC-POS
--------------------------------------------------------------------------------
FORMS

October 1996                 COMMERCIAL IN CONFIDENCE             page 18 of 36

    PATHWAY / ITHACA PURCHASE AGREEMENT - REF. NO. ITH001 - VERSION FINAL 2

Validation (Top             Width:  127 to 228.6 mm.
Insertion)                  Length:  85.7 to 279.4 mm.
                            Max. # of sheets: 4 (1 original &
                            3 copies)
                            Max. forms thickness: .406 mm.
                            Max. # of print lines: 17 (@ 2.99
                            mm/Line)
Slip (Front                 Width: 63.5 mm. minimum
Insertion)                  Length:  85.7 mm. minimum
                            Max. # of sheets: 4 (1 original &
                            3 copies)
                            Max. forms thickness: .406 mm.
                            No Max. # of print lines
--------------------------------------------------------------------------------
NOISE LEVEL
                             57.3 dBA Ave. (Sound Pressure
                             Level)
--------------------------------------------------------------------------------
RELIABILITY AND ESTIMATED USAGE
  MCBF                       5 million Print Lines
  Print head                 200 million characters (Utility mode)
  Workload:                  Receipt: 1,200,000 Print lines/year
                             Slip:    50,000 Print Lines/year
  Ribbon life                Black:   Up to 3,000,000 Characters
                             Purple:  Up to 5,000,000 Characters
--------------------------------------------------------------------------------
OPERATING CONDITIONS
  Power                      Maximum 55 W, Idle 10 W
  consumption
  Power                      100 - 240 VAC  (+/- 10%),
  requirements
  Operating                  +0 degree C to +50 degree C
  temperature
  Relative humidity          10% - 90% (non condensing)
  Storage                    -10 degree C to +60 degree C
--------------------------------------------------------------------------------
DIMENSIONS AND WEIGHT
  Height                     152.4 mm
  Width                      185.4 mm
  Depth                      311.12 mm
  Weight                     4.54 kilos
  Shipping Weight            5.9 kilos
--------------------------------------------------------------------------------
           CONFIGURATION

           The Supplies shall consist of the following:

           Product: Ithaca Model 94 printer (with serial interface) (designated for the purposes of this Agreement as MOD94-01)

           Colour: Outer casing colour to be RAL7021 (charcoal grey) Keypad colour to be Pantone 555C (green) Legend colour to be white

           Keypad Label:    Artwork to be provided by Pathway by 15th
                            November 1996; if Pathway have not provided it by then, the Supplier may use a design of its own choosing, to be agreed by Pathway, such agreement not to be unreasonably withheld.

           Packaging:       Standard Ithaca packaging (including bar code
                            identification) conforming to NSTA.

           ProductIdentification: Each printer to have a barcode identification label which contains a product identification code and serial number.

           Ancilliary Items to be Included with each printer:
                            1 ribbon cassette (black or purple to be decided by Pathway by 1st January 1997) 1 single ply paper roll
                            1 UK power cord 2.5 metres in length

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
                            No manuals will be supplied (Ithaca's user instructions (already supplied electronically) are to be incorporated by Pathway in the system manual being provided by Pathway to its customers).

A1.2       Acceptance Procedure

           The Supplies are deemed to be automatically Accepted on completion of delivery. Pathway may nevertheless within one (1) month after delivery reject such Accepted Supplies by giving notice in writing in the event that they are found to be defective or not to conform to their Specification; such notice to provide a reasonably detailed description of the defect, in the event of such rejection, the Supplier shall promptly repair or replace the relevant Supplies.

           Pathway shall not be obliged to pay for any such rejected Supplies until such rejected supplies are repaired or replaced. Risk and property in the relevant Supplies shall revert to the Supplier, upon collection of any rejected Supplies.

           Acceptance of Supplies shall occur notwithstanding that Pathway does not notify the Supplier of such Acceptance; pathway shall not be obliged to notify the Supplier of such Acceptance.

A1.3       Equipment Documentation

           The Supplier will supply to Pathway in respect of the Supplies the following:

           (a) Within five (5) working days after a request from pathway, and where the Supplies are hardware:
                  (i)    diagnostic information;
                  (ii)   circuit, logic and wiring diagrams;
                  (iii) a bill of materials covering all the components and materials in the Supplies;
                  (iv)   installation drawings and instructions;
                  (v) instructions for routine maintenance including a list of all tools required, excluding general tools such as standard screwdrivers, pliers, etc.;
                  (vi) names, addresses and phone numbers of the Supplier's suppliers of components and materials for the Supplies;
                  (vii) the list described in Clause A3.1(a), in draft form if not required by Clause A3.1(a) to be complete; in which case the final version to be supplied by the Supplier to Pathway within five (5) working days after the date of completion of development;
                  (viii) details of all items (e.g. consumables) for which there is a limited shelf life, or where the predicted operational life of the Supplies is less than that of the equipment as a whole.

           (b) Details of any special environmental controls which are required to ensure the Supplies meet the Specification;

           (c)    Operating instructions.

A1.4       Development and Technical Support

           The Supplier will provide Pathway free of charge with all reasonably necessary technical and application support (including direct access to the Supplier's technical staff) in order to enable Pathway to incorporate the Supplies in Pathway's products and to carry out associated development activities.

A2         QUALITY

A2.1       Quality Assurance

           (a) The Supplier will assume overall responsibility for the quality of the Supplies.

           (b) The Supplier will employ a Quality Management System, which will be documented in the Supplier's Quality Manual which will be available to Pathway on request.

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    PATHWAY / ITHACA PURCHASE AGREEMENT - REF. NO. ITH001 - VERSION FINAL 2

           (c) The Supplier will produce a Quality Plan as a part of the Project Management Plan (defined in Schedule E) within one (1) month of the date of this Agreement that will describe the organisation, the methods and the standards by which the requirements of this Agreement will be carried out. The Quality Plan will be available for regular review by Pathway.

           (d) The Supplier will appoint a Quality Manager responsible for the application of the Quality Management System and for auditing achieved quality against the Quality Plan.

           (e) Pathway may audit, and may permit Pathway, POCL and the DSS to audit, the quality system applicable to any operation carried out by the Supplier pursuant to delivering the Supplies, and the Supplier shall procure that its suppliers and sub-contractors shall grant Pathway the same right of audit in respect of their operations. Audits may take place at any time during normal working hours provided at least two (2) days' prior written notice is given by Pathway. Such audits may at Pathway's option include the witnessing of, or participation in, tests and inspections of the Supplies whether completed or not. The Supplier will promptly take appropriate corrective action with regard to any non-conformances identified, and will within thirty (30) days after the audit supply Pathway with details of corrective action taken.

           (f) Where applicable the Supplier will ensure that all electrostatic sensitive devices are at all times, as applicable, manufactured, stored, packed, repaired, installed, transported and handled under electrostatically safe conditions as defined by a recognised standard. Pathway has the right of veto over the standard to be used, such right not to be unreasonably exercised.

A2.2       Risks

           The Supplier will produce and maintain a Risk Analysis and Management Plan which will be available for regular review by Pathway, and will monitor and manage risk in a formal and structured manner. Risks and risk mitigations which could affect the performance of the Supplier's obligations under this Agreement, or the performance of the obligations of other suppliers and sub-contractors to Pathway pursuant to the Main Agreement, or the performance of Pathway's obligations under the Main Agreement, will be reviewed at the progress meetings that will take place pursuant to Clause E4 of Schedule E.

A2.3       Reliability

           (a)        If, *************************************************** of
                      the Supplies fail to comply with the Mean Cycles Between Failure (MCBF) stated in the Specification for any reason other than (unless attributable to default of the Supplier) mistreatment, misuse or failure to observe the Supplier's maintenance instructions, the Supplier will at its own expense take such immediate action as is agreed by Pathway in writing to repair or replace equipment or relevant part/s under the procedures for an "epidemic" as detailed in clause 10.3.

                      Any Supplies which have printed more than *********** ********************* characters will not be used in the calculation of MCBF, and this clause A2.3(a) will no longer apply to such Supplies.

           (b) The Supplier will give Pathway at least sixteen (16) weeks prior written notice before developing, manufacturing or repairing any Supplies to be supplied hereunder at any premises other than those described to Pathway prior to the date of this Agreement as the place(s) of development, manufacture or repair, unless otherwise agreed in writing by Pathway.

A3         MODIFICATION OF SUPPLIES / CONFIGURATION MANAGEMENT

           This Clause A3 does not apply to Services.

A3.1       Modification State

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           (a)    All products comprising the Supplies shall be of precisely the same manufacturing and design build level ("the Modification State") as each other. The Supplier shall within five (5) working days after the date of this Agreement, or five (5) working days after the date of completion of development of the Supplies (whichever is later) notify Pathway of the Modification State. This notification shall include provision of a list which identifies all assemblies, parts and components in equipment by part or catalogue number, stating modification levels and dates.

           (b) The Supplier will not deliver the Supplies with modifications to them which affect their form, fit, function, safety, spare parts stock-holding or Modification State without the prior written agreement of Pathway obtained in accordance with the procedure described in Clause A3.2 hereof. All Supplies will have an appropriate marker attached both to the Supplies themselves and to their outer packaging, showing the Modification State.

           (c) The Supplier will employ formal configuration management of the Supplies in accordance with a Configuration Management Plan which the Supplier shall produce as part of the Project Management Plan in accordance with Schedule E.

           (d) The Configuration Management Plan shall define the configuration management procedures and responsibilities and the configuration management system which the Supplier will use to control the delivery of the Supplies. Prior to the delivery of the Supplies the Supplier will carry out configuration audits to ensure that the Supplies fully conform to the requirements of this Agreement. The Supplier will at the time of delivery of the Supplies provide the data used in these audits to Pathway.

                  The Configuration Management Plan will be available for regular review by Pathway.

A3.2       Modifications Procedure

           In the event that either Pathway or the Supplier wishes a modification of the kind addressed by Clause A3.1(b) hereof to be made to the Supplies, then the provisions of Schedule F shall apply, and Clauses A3.2(a) to A3.2(i) shall also apply. For the avoidance of doubt, Clauses A3.2(a) to A3.2(i) shall not apply to proposed Changes that do not include modifications of the kind addressed by Clause A3.1(b).

           (a) The Supplier will forward written details to Pathway of the following:

                  (i) In what respect the modification has any of the effects specified in Clause A3.1(b) hereof;

                  (ii) The Supplier's new part number for the proposed modification;

                  (iii) The Supplier's identification of the item to be
                        modified;

                  (iv) Date and Supplier's serial number from which the Supplier proposes to implement the modification;

                  (v) Whether retrospective action is proposed and if so the availability of sets of parts and details of necessary service action. Additionally the Supplier will advise the effect on outstanding spare parts Orders and equipment which at the time of the change are in the repair loop and the next batch of equipment to be supplied by the Supplier;

                  (vi) Alterations to spare parts lists, manuals, tools, test equipment and other relevant material supplied or to be supplied to Pathway or its nominated service provider(s);

                  (vii) Evidence of validation of the proposal by the Supplier's
                        Quality Control organisation.

           (b) Where modification kits are required, the Supplier will provide on a free of charge basis, enough kits to bring all reference machines up to the latest level in order to:

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    PATHWAY / ITHACA PURCHASE AGREEMENT - REF. NO. ITH001 - VERSION FINAL 2

                  (i) Maintain reference machines at "state of the art" with respect to modification;

                  (ii) Enable Pathway to validate the change.

           (c) Without prejudice to the terms of Schedule F hereof should the Supplier request modification of equipment already despatched to Pathway for correction of any defect for reasons of safety, Pathway will not unreasonably withhold its consent.

           (d) The supply of materials and labour for modification of Supplies already delivered to Pathway will be carried out on a module placement basis and, if the modification has been requested by the Supplier (or by Pathway for correction of any defect or for reasons of safety), all costs thereof will be borne by the Supplier. Where the costs are initially incurred by Pathway, Pathway shall provide written notice to the Supplier as such costs are incurred, the Supplier will pay Pathway's invoice (which will include a detailed statement as to the value of each cost item and the basis of cost calculation) within forty five (45) days of the date thereof.

           (e) Where the Supplier is liable for the cost of modification in Clause A3.2(d) it will provide fully tested exchangeable sub-assemblies (for example printed circuit boards, microcode, power supply units) that are fitted with the modification in sufficient quantities and at agreed intervals to allow replacement to be undertaken in a reasonable time. Pathway may scrap the modules which have been replaced, unless the Supplier chooses to collect them at its expense, giving notice in writing before they are replaced.

           (f) Where the Supplier is not liable for the cost of modification in Clause A3.2(d) the size, and arrangements for the return or disposal of the base stock will be determined by mutual written agreement. The Supplier will also deliver to Pathway parts and modification instructions, to enable Pathway to implement a change programme in such quantity and timescales as are determined by mutual written agreement.

           (g) The Supplier will replace free of charge to Pathway any Supplies held by Pathway and made redundant by the modification pursuant to Clause A3.2(d) hereof. The Supplier also warrants to Pathway that it will offer to replace free of charge any items that are the same as the Supplies and that are held by any other supplier or sub-contractor to Pathway in support of that supplier's or sub-contractor's business with Pathway and that are made redundant by the modification pursuant to Clause A3.2(d) hereof.

           (h) The Supplier will supply "information" copy details of all changes (excluding Changes) not governed by Clause A3.1(b) hereof. Such changes do not require Pathway's prior approval but must not be incorporated in the Supplies to be delivered to Pathway before Pathway has acknowledged receipt of the change in writing. All such changes should be clearly marked "Information Only".

           (i) The Supplier will effect and incorporate in all Supplies repaired or replaced by it under this Clause A3 any modifications or additions necessary to bring the Supplies into conformance with the then current Modification State. The costs thereof will be borne by the party liable under this Agreement for the costs of the repair or replacement.

A4         SPARE PARTS AND MAINTENANCE

           This Clause A4 does not apply to Services.

A4.1       Spare Parts List

           The Supplier will at Pathway's request provide to Pathway or its nominated repairer and maintainer, a full assembly, sub-assembly and component parts list and a recommended list of spare parts which will include the Supplier's part number or where the Supplier does not furnish its part number on the parts list, its supplier's part number. The recommended list of spare parts must detail cost and reliability figures, and must include parts at assembly, sub-assembly and component level.

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    PATHWAY / ITHACA PURCHASE AGREEMENT - REF. NO. ITH001 - VERSION FINAL 2


A4.2       Spare Parts and Tools Availability

           (a) The Supplier will supply against Pathway's Order or Pathway's nominated maintainer's order or nominated repairer's order spare parts (which shall be able to include any items listed on the recommended list of spare parts) and maintenance tools during the period of this Agreement or until 28th February 2005, whichever is later. The Supplier will use its best endeavours to ensure that adequate spare parts and tools are available from the date of delivery of the first production unit.

           (b) If Pathway requires spare parts and/or maintenance tools beyond the period specified in A4.2(a) above and the Supplier (or an alternative source identified by the Supplier) is unable to deliver the Supplier will at the request of Pathway use its best endeavours to transfer or secure the transfer to Pathway of all information and rights to the extent necessary to enable Pathway, on a world-wide and free of charge basis, to make and/or maintain the spare parts or have them made and to sell them. The Supplier reserves the right to request re-imbursement from Pathway for costs incurred to fulfil its obligation under this clause A4.2.(b)

           (c) The delivery lead time for spare parts and maintenance tools excluding emergency orders under Clause A4.2(d) below, will be thirty (30) days, from the Supplier's receipt of the Order, unless the Supplier accepts an earlier date.

           (d) If Pathway requests the Supplier to ship spare parts on an emergency basis the Supplier will despatch such items subject to availability of such parts by the method requested by Pathway within one (1) working day of receipt of Pathway's faxed order. Pathway will confirm the emergency order by eventual submission of an Order in the usual way. The Supplier will notify Pathway of the consignment route and details and any other information reasonably required by Pathway, as soon as such information is available.

A4.3       Spares Kits

           (a) The Supplier agrees, at the request of Pathway, to supply spare parts in the combination required by Pathway from time to time. Each Spares Kit will be accompanied by an itemised contents list.

           (b) The Supplier agrees, on receipt of an Order from Pathway at the lead time specified in A4.2(c), to make delivery of the initial Spares Kits no later than, and in the same Modification State as, the first production unit deliveries to Pathway.

A4.4       Maintenance

           The Supplier will supply to Pathway or a third party nominated by Pathway all technical support and information necessary for efficient maintenance and field repairs by Pathway or such third party. Pathway or a third party receiving such technical support and information shall receive training as deemed appropriate by the Supplier, Pathway agrees to pay reasonable costs for such training.

A5         REPAIRS/EXCHANGES

A5.1 The Supplier or on the Supplier's behalf its sub-contractor will provide to Pathway and its nominated repairer and maintainer repair/exchange facilities within the United Kingdom for the Supplies for the period stated in Schedule A4.2(a) hereof.

A5.2 Pathway will provide an Order covering any items that it submits for repair or exchange.

A5.3 Each item sent by Pathway to the Supplier for repair/exchange will be either exchanged within ******* working days from receipt of the item, or will be repaired and returned to Pathway within ********* days of receipt.

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    PATHWAY / ITHACA PURCHASE AGREEMENT - REF. NO. ITH001 - VERSION FINAL 2

A5.4 All Supplies returned to Pathway or its nominated repairer and maintainer after repair or supplied to Pathway or its nominated repairer and maintainer on an exchange basis will be in accordance with the current Modification State unless otherwise agreed by Pathway in writing.

A5.5 Any item of Supplies repaired/exchanged by the Supplier will be warranted until the later of the expiration of the original term of the warranty or for a further *********** days after the delivery of the repaired or exchanged item of Supplies to Pathway. All repaired Supplies shall bear a label stating the revised warranty expiry date. If any repaired or exchanged item is or becomes defective during such warranty period, the Supplier will, at Pathway's request, promptly supply a replacement item at no charge.

A5.6 The Supplier will mark both the item and the outer carton of repaired/exchanged Supplies in such a way as to distinguish them from other Supplies.

A5.7 Pathway may provide with each item of Supplies sent to the Supplier for repair/exchange an individual part repair form. The Supplier will complete such form and return it with the repaired/exchanged item.

A5.8 Where the Supplier repairs or exchanges equipment containing media or disc drives, the Supplier agrees that any information or data contained in the media or the disc drives returned by Pathway for repair or replacement is proprietary and/or confidential to Pathway and/or Pathway's customer. The Supplier will keep confidential and not use the information or disclose or publish the same to any third party.

A5.9 The Supplier or on the Supplier's behalf its sub-contractor shall furnish Pathway or its nominated repairer and maintainer with monthly reports detailing the following:

           (a) All Supplies received for repair, indicating warranty status and date received;

           (b)    All Supplies repaired, indicating date returned;

           (c)    Current work in progress;

           (d)    Current repairs overdue to agreed lead time;

           (e)    Incidence of "No fault found";

           (f)    Incidence of component failure by item reference.

A5.10 In the event of Pathway wishing to conduct its own repairs or have a third party conduct repairs or in the event of the Supplier's inability to provide repair/exchange facilities prior to or after expiration of the period stated in Clause A4.2(a), the Supplier shall supply Pathway ************ with all necessary technical documentation and information to enable Pathway to repair or have repaired such Supplies which shall include:

           (a) Copies of all the necessary functional test and Acceptance specifications for the Supplies;

           (b) Full assembly documentation including engineering drawings, parts lists, and parts lists detailing second source components;

           (c)    Test and Repair procedures and methods;

           (d)    Component firmware and associated software.

A5.11 The Supplier will give Pathway one (1) year's prior notice of cessation of repair/exchange facilities as per the provisions in Clause A5.1 of this Agreement.

           In addition, the Supplier will supply Pathway at reasonable cost, such test equipment and tools as may be necessary or convenient for repairing and testing such Supplies.

A6         CONSUMABLES

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A6.1       The Supplier agrees to supply all consumables for the period stated
           in Clause A4.2(a) hereof.

A6.2 The prices payable for consumables, together with such discounts as are applicable, are set out in Schedule D to this Agreement.

A6.3 The Supplier shall provide a full list of consumables which shall include:

           (a)    The Supplier's part number;

           (b) Manufacturer's name and part number, where consumables are not manufactured by the Supplier;

           (c)    Consumables usage figures.

A6.4 The Supplier agrees to use its best endeavours to ensure that adequate consumables are available from the date of the first delivery of production units of equipment under this Agreement.

A6.5 Delivery lead time for further consumables shall be ******** days unless the Supplier accepts an earlier date.

A6.6 Pathway's use of commercially available alternative consumables/media will not negate the warranty of the Supplies. This is only to apply where the alternatives have received the Suppliers written approval which will not be with-held unduly.

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     PATHWAY / ITHACA PURCHASE AGREEMENT - REF. NO. ITH001 - VERSION FINAL 2

                         SCHEDULE B - PLACING OF ORDERS


B1         DELIVERY REQUIREMENTS AND FORECASTS

B1.1 By the end of the fifth (5th) working day of each month, Pathway will send the Supplier a statement showing:
           (a) the quantity of Supplies that are to be delivered during the calendar month commencing in one month's time (a "One Month Firm Commitment"), and the exact required delivery dates during that month; this quantity is not subject to change without the Supplier's agreement, such agreement not to be unreasonably withheld; and
           (b) the likely quantity of Supplies that Pathway forecasts will be required to be delivered during the calendar month commencing in two months' time (a "One Month Firm Uncommitted Forecast"); and
           (c) the best view of the quantity of Supplies that Pathway forecasts will be required to be delivered during the calendar month commencing in three months' time (a "One Month Flat Uncommitted Forecast").

           This statement is called the "Delivery Forecast".

           This is a rolling process such that each month the previous month's One Month Flat Uncommitted Forecast becomes a One Month Firm Uncommitted Forecast, and the previous month's One Month Firm Uncommitted Forecast becomes a One Month Firm Commitment.

           Each time a One Month Flat Uncommitted Forecast becomes a One Month Firm Uncommitted Forecast (i.e. when a new Delivery Forecast is issued) the quantity can at Pathway's sole discretion change by up to +/- 20%, or more with the Supplier's agreement, such agreement not to be unreasonably withheld.

           Each time a One Month Firm Uncommitted Forecast becomes a One Month Firm Commitment (i.e. when a new Delivery Forecast is issued) the quantity can at Pathway's sole discretion change by up to +/- 12%, or more with the Supplier's agreement, such agreement not to be unreasonably withheld.

           All shipments will consist of approximately 672 printers, this being the quantity necessary to fill a forty (40) foot container. Any requirement by Pathway to ship other quantities (other than by whole container loads) may result in a different price per unit to that specified in Schedule D.

           ******************************** of the Supplies will be delivered by
           3rd February 1997 for the "Live Trials", the remainder of the Supplies will be delivered approximately evenly spread over the period May 1997 to calendar quarter 4 1998.

B2         ORDERS

B2.1 The One Month's Firm Commitment contained within the Delivery Forecast issued each month in accordance with Clause B1 above shall constitute an Order.

B2.2 Subject to Clause B1.1 above, forecasts of requirements which may be given by Pathway to the Supplier will be given for information purposes only and the Supplier will have no claim against Pathway in respect of any reliance placed by the Supplier on such forecasts.

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     PATHWAY / ITHACA PURCHASE AGREEMENT - REF. NO. ITH001 - VERSION FINAL 2

                        SCHEDULE C - DELIVERY OF SUPPLIES

C1         DELIVERY REQUIREMENTS

C1.1       Trade Terms

           Delivered Duty Paid, Named Place of Destination (DDP) as defined in the International Chamber of Commerce Publication No. 460 Incoterms dated 1st July 1990 (hereinafter "Incoterms") will apply to the delivery of the Supplies hereunder and all associated terms and conditions used in this Agreement will, except to the extent specified to the contrary, have the meanings given to them in Incoterms. If there is any conflict between the terms and conditions of this Agreement and Incoterms then this Agreement will take priority.

C1.2       Delivery Instructions

           (a) The Supplier will immediately after delivery of the Supplies send to the Pathway Purchasing Officer by facsimile a copy of an advice note showing the Agreement reference and (where applicable) the Order number, the number of packages and the method and route of transportation. The Supplier will ensure that one copy of such advice note accompanies the Supplies and a further copy is supplied to the carrier. The Supplier will notify Pathway by facsimile or similar method on the day of despatch of Supplies despatched from the Supplier's premises.

           (b) The Supplier will furnish Pathway with a status report issued by the first Monday of each month detailing new Orders received, shipments made, backlog if applicable and projected date for clearance and other matters specifically requested by Pathway. Where delivery is likely to be delayed the Supplier will notify Pathway of relevant facts and circumstances as soon as possible.

           (c) If delivery is effected in contravention of this Agreement or any Order the Supplier will be liable to Pathway for any additional loss, expense, cost or damage incurred or arising in consequence thereof.

           (d) Pathway will not be liable in respect of any failure to give notice to the Supplier's carriers of loss, damage, mis-delivery, delay, detention in transit, non-delivery or other matters affecting transit.

C2         PACKAGING AND DELIVERY REQUIREMENTS

C2.1 The Supplier will ensure that any Supplies and spare parts are packaged and delivered in accordance with any reasonable requirements of Pathway or a designated third party acting on Pathway's behalf that are notified to the Supplier in writing; these requirements will include inter alia packaging, labelling, bar coding and stacking on pallets.

C3         CONTINUITY OF SUPPLY/STOCK LEVELS

           This Clause C3 does not apply to Services.

C3.1 The Supplier accepts that Pathway requires continuity of supply of the Supplies for the period of this Agreement and undertakes to continue the manufacture of the Supplies for that period and to use all reasonable endeavours to maintain such stocks of the Supplies as may be reasonably necessary to meet Pathway's anticipated forecast requirements for the Supplies.

C3.2 The Supplier will give Pathway ************** prior notice of cessation of production of the Supplies or any maintenance tools and will provide Pathway with the opportunity to purchase on terms no less favourable than those granted or to be granted to any other customer of the Supplier such quantity of spare parts and tools as Pathway considers sufficient for its future needs. The provision of this paragraph will survive termination of this Agreement.

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    PATHWAY / ITHACA PURCHASE AGREEMENT - REF. NO. ITH001 - VERSION FINAL 2

C3.3 Without prejudice to any other remedy of Pathway for breach of the Supplier's obligations, if the Supplier for any reason is unable to provide the Supplies in accordance with this Agreement, the Supplier will ********************************************** transfer to
           Pathway, the Supplier's manufacturing inventory, and all information and rights, to the extent necessary to enable Pathway to make the Supplies or have them made and to sell them. Furthermore the Supplier will grant to or obtain the grant for Pathway of a world-wide free of charge licence so to do until such time as Pathway's entitlement to obtain such Supplies pursuant to this Agreement is rightfully terminated in accordance with its terms.

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     PATHWAY / ITHACA PURCHASE AGREEMENT - REF. NO. ITH001 - VERSION FINAL 2

                           SCHEDULE D - PRICING TERMS

D1         PRICING

D1.1 The prices for the Supplies are contained in Clause D2 and will in the event of conflict supersede any prices appearing in any other Schedule.

D1.2 The prices will be valid in respect of all Orders dated after the date of this Agreement.

D1.3 It is anticipated that prices will change during the life of this agreement in line with market forces and as a result of volume economies.

D1.4 The prices for spare parts (if any) ordered after termination of this Agreement will be subject to the limitations of no more than *** increase ******** in any twelve month period and no increase to exceed **** percent **** of the immediately preceding prices of the Supplies at issue.

D1.5 The Supplier warrants that at the date of this Agreement the prices set out in this Schedule do not exceed those charged to any other customer of the Supplier or the Supplier's parent company purchasing the Supplies. If at any time the Supplier or the Supplier's parent company offers lower prices to any other customer for the Supplies, then such lower prices will be charged to Pathway on subsequent invoices of the Supplier.

D1.6       ********************************************************************
           ****************************************************************
           ************************************************************
           *****************************************************************
           *********************************************************************
           ********************************************************************
           **********.

D1.7 Prices will be reviewed by Pathway and the Supplier in accordance with the provisions of this Schedule. There will be no price increase unless related to a Change.

D1.8       ******************************************************************
           ********************************************************************
           ********************************************************************
           *****************************************************************
           *******************************************************************
           *****************************************************************
           ***********.

D1.9 The price for all Orders in so far as they relate to Supplies with a delivery date on or after the price review date shall be altered to reflect any price adjustment agreed by Pathway and the Supplier as part of the price review.

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    PATHWAY / ITHACA PURCHASE AGREEMENT - REF. NO. ITH001 - VERSION FINAL 2

D2         PRICES

           Printer Model                                   Price


           FRONT OFFICE PRODUCTS

           Ithaca Model 94                                 ****

           Warranty:           25 months from date of despatch from factory
                      OR       ** Million Characters  ***********************
                      But in no case beyond 28th February 2005.

                      Both of these are on a return for repair, parts and labour basis.

           The prices above will be reduced if Pathway can obtain a reduction in the freight and duty costs and any other component / parts costs. In addition, if payment is received within ************ days of the date of delivery of any Supplies a ** credit per Supply will apply to such Supplies.

           ALL prices are exclusive of VAT, and include delivery to a single nominated point within the UK.

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     PATHWAY / ITHACA PURCHASE AGREEMENT - REF. NO. ITH001 - VERSION FINAL 2

                         SCHEDULE E - PROJECT MANAGEMENT

E1 The Supplier will appoint a Programme Director who will have executive responsibility and authority for all contracted activities of the Supplier.

E2 The Supplier will produce a Project Management Plan ("PMP") defining how the Supplier will perform its obligations under this Agreement, and what overall approach it will adopt. The Supplier will supply the PMP to Pathway within thirty (30) days of the date of this Agreement, for agreement by Pathway. Once agreed, the PMP will be maintained by the Supplier, with any changes being submitted to Pathway for approval.

           The PMP will:
           (a)    define the management organisation and controls; and
           (b) contain a Quality Plan, as defined by Clause A2.1(c) of Schedule A; and
           (c) contain a Configuration Management Plan, as defined by Clause A3.1(c) of Schedule A; and
           (d)    contain a Risk Analysis and Management Plan; and
           (e) define the process to be used for the monitoring and management of issues that arise in the performance of this Agreement.

E3 Until the completion by Pathway of the roll-out of the Pathway system to all post offices, the Supplier shall present formal written reports in a reasonable format and to a reasonable schedule to be defined by Pathway. These will cover inter alia:
           (a)    actual and forecast progress against milestones
           (b)    analysis of the status of the Supplies
           (c) status summary of Change Requests and Change Proposals (as defined in Schedule F)
           (d)    recommended changes to plans (if any)
           (e)    issues requiring resolution by Pathway
           (f) risks requiring input by Pathway, and Supplier internal risks that could impact the performance by Pathway of its obligations under the Main Agreement
           (g)    activities planned for next reporting period.

E4 The Supplier shall attend regular progress meetings, chaired by Pathway, to a reasonable schedule to be determined by Pathway. This will typically be on a two (2) weekly basis, and not less frequently than monthly.

           These progress meetings will review progress against this Agreement and will follow through any actions arising.

           The progress meetings will be attended by the Supplier's Programme Director and other relevant Supplier personnel with the necessary information, knowledge and authority to act on progress reports, to resolve issues and to ensure the achievement of the full performance of the Supplier's obligations under this Agreement.

E5 The Supplier will ensure that the Supplier's Programme Director and other relevant Supplier staff participate in progress and review meetings with the DSS and POCL where such attendance is requested by Pathway.

E6 The Supplier shall control the schedule and delivery of the Supplies using standard project planning techniques; the Supplier shall also manage and control the delivery of Supplies and the performance of its obligations using standard project planning techniques, including PERT plans (critical path analysis) and shall be able to demonstrate actual progress against the plans.

E7 Pathway has the right at any time to inspect the plans maintained by the Supplier pursuant to Clause E6, and the processes surrounding the maintenance of such plans. In support of such a right the Supplier shall allow Pathway full and unrestricted access to such plans, processes and Supplier staff involved in the maintenance of such plans, within one (1) working day after each occasion of being notified by Pathway in writing of Pathway's desire to carry out such an inspection.

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    PATHWAY / ITHACA PURCHASE AGREEMENT - REF. NO. ITH001 - VERSION FINAL 2

E8 The Supplier will monitor and manage and keep Pathway fully informed of issues affecting the performance of its obligations under this Agreement. The Supplier will also promptly notify Pathway of any issues that it becomes aware of that affect the performance of the obligations of other suppliers and sub-contractors to Pathway pursuant to the Main Agreement, or the performance of Pathway's obligations under the Main Agreement.

E9 At Pathway's request, the Supplier will provide Pathway with any other information that is relevant to the Supplier's obligations and responsibilities under this Agreement, in support of Pathway's performance of its obligations under the Main Agreement and issues arising thereunder, and the resolution of change proposals and requests thereunder.

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     PATHWAY / ITHACA PURCHASE AGREEMENT - REF. NO. ITH001 - VERSION FINAL 2

                           SCHEDULE F - CHANGE CONTROL

F1         SCOPE

           This Schedule defines the Change control procedure to be followed in respect of proposed Changes. The Schedule also defines the management processes and procedures for reviewing and evaluating Change proposals.

F2         PRINCIPLES

F2.1 Pathway may at any time request or suggest and the Supplier may at any time recommend or suggest a Change. In all cases the Change control procedure described in this Schedule must be followed.

F2.2 The Supplier shall not unreasonably withhold its agreement to any proposed Change. Until such time as a Change is accepted and implemented in accordance with the Change control procedure, the Supplier shall, unless otherwise agreed in writing, continue to discharge its obligations under this Agreement as if the request or recommendation had not been made.

F2.3 Where a Change is requested by Pathway in connection with a change or proposed change to the Main Agreement or the requirements thereof, the Supplier shall use its best endeavours to accept the requested Change.

F2.4 The price and time (if any) for making a Change, and the price and delivery time for the Supplies after a Change has been made, will be fair and reasonable and proportionate to the direct cost and availability to the Supplier of the extra or reduced work, labour resource, capital resource, componentry, materials and other inputs resulting from the Change.

F2.5 Any discussions which take place between Pathway and the Supplier in connection with a request or recommendation for a Change before the authorisation of the Change shall be without prejudice to the rights of either party.

F2.6 Any work undertaken by the Supplier or its agents outside the agreed requirements contained in this Agreement and which has not been authorised in advance by a Change and which has not been otherwise agreed in accordance with this Schedule shall be undertaken entirely at the expense and liability of the Supplier.

F2.7 Each party shall bear its own costs in respect of the preparation and submission of Change Requests and Change Proposals.

F3         PROCEDURE

F3.1 In the event that either party wishes to suggest a Change or is considering requesting or recommending a Change, that party shall promptly initiate a discussion with the other party. Such discussion shall result in one of the following:
           (a)    no further action being taken; or
           (b) a written request by Pathway to make a Change (a "Change Request"); or
           (c) a written recommendation by the Supplier to make a Change (a "Change Proposal" or "CP").

F3.2 Where a Change Request is received from Pathway, the Supplier shall, unless otherwise agreed, submit two signed copies of a CP to Pathway within ten (10) working days of the receipt of the request (or such other period as the parties may agree).

           If Pathway considers that a Change needs to be made urgently, it can designate its Change Request as a "Red Star" Change Request, in which case the Supplier shall submit two signed copies of a CP to Pathway within two (2) working days of the receipt of the Change Request.

           If the Supplier wishes to recommend a Change it shall do so by submitting to Pathway two signed copies of a CP.

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    PATHWAY / ITHACA PURCHASE AGREEMENT - REF. NO. ITH001 - VERSION FINAL 2

F3.3 The Change control procedure described herein shall also apply where Pathway fails to fulfil an obligation hereunder. In such a case, the Supplier shall submit a CP within twenty (20) working days after the failure of Pathway to fulfil the obligation. If the Supplier does not submit a CP within such period, the Supplier shall be deemed to have accepted that no Change is necessary as a result of Pathway's failure to meet the obligation.

F3.4       Each Change Request shall contain:
           (a)    a sequentially generated reference number;
           (b)    a title;
           (c)    the originator and date;
           (d)    the reason(s) and objectives;
           (e)    full details of the requirement;
           (f)    reference to any other Change Requests or CPs if appropriate;
           (g)    impact on Pathway if the Change is not implemented.

F3.5       Each Change Proposal shall contain:
           (a) a sequentially generated reference number with the prefix "Pathway";
           (b)    a title;
           (c)    the originator and date;
           (d)    the reason(s) and objectives;
           (e) full details including any specifications and sufficient engineering detail and validation data to enable the proposal to be assessed;
           (f)    reference to any other Change Requests or CPs if appropriate;
           (g)    the price, if any, for making the proposed Change;
           (h) the change, if any, to the price of the relevant Supplies after the proposed Change has been implemented;
           (i)    a schedule of payments if appropriate;
           (j)    a timetable for implementation;
           (k) a proposed method of acceptance for the proposed Change, if appropriate;
           (l) details of the likely impact, if any, on other aspects of this Agreement or the Main Agreement including but not limited to:

                  (i)    the terms of this Agreement,
                  (ii)   timescales for delivery of other Supplies,
                  (iii)  risk and security,
                  (iv)   the personnel to be provided,
                  (v)    the price of other Supplies,
                  (vi)   the payment profile,
                  (vii)  the documentation to be provided,
                  (viii) the training to be provided,
                  (ix)   working arrangements,
                  (x)    provision of spare parts,
                  (xi)   repair arrangements,
                  (xii) compatibility of the affected Supplies with other Supplies or with products supplied to or by Pathway pursuant to the Main Agreement,
                  (xiii) other contractual issues;
           (m) details of any other likely or reasonably possible and foreseeable impact;
           (n)    the date of expiry of validity of the CP;
           (o)    provision for signature by Pathway and by the Supplier.

F3.6 The Supplier will on Pathway's request supply Pathway with the data and tools used to carry out the assessment of the above impacts of proposed Changes. Supplying such data and tools shall not be construed to mean that Pathway has or ought to have actual or constructive knowledge, warning or suspicion of any difference or potential difference between the actual impacts and those notified to Pathway by the Supplier.

F3.7 For each CP received, Pathway shall, within the period of the validity of the CP, or ten (10) working days, whichever is longer (except for Red Star Change Proposals, where the deadline shall be two (2) working days):

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    PATHWAY / ITHACA PURCHASE AGREEMENT - REF. NO. ITH001 - VERSION FINAL 2

           (a) in conjunction with the Supplier, evaluate the CP and, as appropriate:
                  (i)   request further information; or
                  (ii)  agree an extension to the evaluation period; or
                  (iii) approve and sign two copies of the CP and return one copy to the Supplier; or
                  (iv) reject the CP and notify the Supplier in writing of the rejection of the CP;

F3.8 A CP signed by both parties shall constitute a Change, and shall be implemented according to the details contained within the approved CP. If after approval of the CP either Pathway or the Supplier wishes to amend any of the details contained within the CP then a further CP must be raised.

F3.9 The Supplier will produce a listing on the first working day of each month of all the CPs issued during the previous month with enough detail to enable Pathway to identify whether any CPs have been mislaid during transmission/posting. Nil returns are also required.

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